UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

enGene Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada	H4R 2P1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 514 332-4888

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one common share, at an exercise price of $11.50 per share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On February 13, 2024, enGene Holdings Inc. (the “Company”) entered into subscription agreements (collectively, the “Subscription Agreements”) with the investors named therein (the “Investors”), for the private placement (the “Private Placement”) of 20,000,000 common shares of the Company (the “Subscribed Shares”), at a price of $10.00 per share. The aggregate gross proceeds from the Private Placement are expected to be approximately $200 million, before deducting offering expenses. The Private Placement is expected to close on February 16, 2024, subject to customary closing conditions. The Private Placement is being conducted in accordance with applicable Nasdaq rules and was priced to satisfy the “Minimum Price” requirement (as defined in the Nasdaq rules).

The Company intends to use the net proceeds from the Private Placement to fund the continued development of EG-70, the Company’s genetic medicine therapeutic candidate being evaluated in an ongoing pivotal study for BCG-unresponsive non-muscle invasive bladder cancer (NMIBC), evaluation of expanded EG-70 development opportunities, and for working capital and general corporate purposes.

Pursuant to the Subscription Agreements, the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 20 business days after the closing of the Private Placement or, in lieu of such registration statement, a pre-effective amendment to the Company’s registration statement on Form S-1 (333-275700) filed by the Company with the SEC on November 22, 2023 (in each case, subject to certain exceptions) for purposes of registering the resale of the Subscribed Shares, to use commercially reasonable efforts to have such registration statement declared effective within the time period set forth in the Subscription Agreements, and to keep such registration statement effective until the earliest of (i) the third anniversary of the effectiveness of the registration statement, (ii) the time as all of the Subscribed Shares purchased by the Investors pursuant to the terms of the Subscription Agreements have been sold pursuant to the registration statement or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) such time as the Subscribed Shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144 under the Securities Act.

The Subscription Agreements contain customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Investors, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in each of the Subscription Agreements were made only for purposes of such applicable Subscription Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such applicable Subscription Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Shareholders of the Company and other investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. The Investors represented that they were accredited investors within the meaning of Rule 501 of Regulation D and were acquiring the securities for investment only and with no present intention of distributing any of such securities or any arrangement regarding the distribution thereof. The securities were offered without any general solicitation by the Company or its representatives. The securities sold and issued in the Private Placement may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement, which is filed as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated in this Item 3.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2024, the Company (through its subsidiary, enGene USA, Inc.) and Jason Hanson entered into a Transition and Modification Agreement, dated February 13, 2024 (the “Transition Agreement”), which amends and modifies the Employment Agreement, dated November 8, 2023, between Mr. Hanson and enGene USA, Inc. (as so amended, the “Amended Employment Agreement”). Pursuant to the Transition Agreement, Mr. Hanson has agreed to continue his roles as Chief Executive Officer of the Company and as a member of the Company’s Board, together with any roles held at the Company’s subsidiaries, until the appointment of a successor Chief Executive Officer of the Company, at which time Mr. Hanson will resign from his positions as Chief Executive Officer of the Company and as a member of the Company’s Board, as well as positions at the Company’s subsidiaries. The Board has engaged an executive search firm to assist in a comprehensive search for the Company’s successor Chief Executive Officer.

Mr. Hanson’s decision to resign is due to personal family and health reasons and was not the result of any dispute or disagreement with the Company or the Company’s Board on any matter relating to the operations, policies or practices of the Company.

Pursuant to the Transition Agreement, the Company shall make payment to Mr. Hanson of his 2023 cash bonus, in the amount of $204,339.55, no later than March 15, 2024, and, upon Mr. Hanson’s voluntary resignation or death or disability and subject to execution and non-revocation of a customary release, Mr. Hanson will be entitled to (i) twelve months of continued health insurance benefits, (ii) payment of a prorated portion of his 2024 target annual bonus, (iii) acceleration and vesting of any then unvested time-based equity awards that would have vested in the twelve-month period following such termination; and (iv) extension of the period to exercise his vested equity awards to three years following the later of date of termination of his employment or the date of termination of the Consulting Period (as defined below), but in no event shall the post-termination exercise period of Mr. Hanson’s vested equity awards extend beyond the respective applicable term thereof; provided, however, that if such voluntary resignation or death or disability occurs during a change of control period (as described in the Amended Employment Agreement), the continued health insurance benefits referred to above will extend to 18 months and the payment of his prorated 2024 target annual bonus referred to above will be increased to the full 2024 target annual bonus.

The Transition Agreement further provides that, in the event Mr. Hanson resigns upon the appointment by the Company of a new chief executive officer, Mr. Hanson will be immediately engaged in a consulting role to provide transition services as a Senior Strategic Advisor to the Company for a period of at least six months following the effective date of his resignation (the “Consulting Period”) in exchange for a monthly fee of $25,000 for the initial six-month Consulting Period, and $500 per hour thereafter, provided that Mr. Hanson need not devote more than fifteen (15) hours per week to providing such transition services.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the complete text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 14, 2024, the Company issued a press release announcing the execution of the Subscription Agreements. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On February 14, 2024, the Company issued a press release announcing Mr. Hanson’s intention to resign upon the appointment of a successor Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In addition, the Company updated its Corporate Presentation on February 14, 2024. The updated Corporate Presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement, dated February 13, 2024

10.2	Transition and Modification Agreement, dated February 13, 2024 by and between enGene USA, Inc. and Jason D. Hanson

99.1	Press Release dated February 14, 2024

99.2	Press Release dated February 14, 2024

99.3	Corporate Presentation dated February 14, 2024

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

Date: February 14, 2024	By:	/s/ Lee Giguere
Name: Lee Giguere Title: Chief Legal Officer